EXHIBIT 23.2
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[GRAPHIC OMITTED -- LOGO]
NETHERLAND, SEWELL & ASSOCIATES, INC.







                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the use of and reference to our name and to the use of extracts from our report dated March 24, 2008, evaluating the proved reserves and probable reserves of the major properties of Compton Petroleum Corporation, as of December 31, 2007, in Compton Petroleum Corporation's Annual Report on Form 40-F for the year ended December 31, 2007.


                         NETHERLAND, SEWELL & ASSOCIATES, INC.



                         By:   /s/ C.H. (Scott) Rees III, P.E.
                               -------------------------------------
                               C.H. (Scott) Rees III, P.E.
                               Chairman and Chief Executive Officer


Dallas, Texas
March 28, 2008





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